Exhibit 99.1

McGrath RentCorp Announces Results for Third Quarter 2009

EPS Decreases 17% to $0.40 for the Quarter

Rental Revenues Decrease 8%

LIVERMORE, Calif.--(BUSINESS WIRE)--November 5, 2009--McGrath RentCorp (NASDAQ: MGRC), a diversified business to business rental company, today announced revenues for the quarter ended September 30, 2009, of $75.5 million, a decrease of 13%, compared to $86.3 million in the third quarter of 2008. The Company reported net income of $9.5 million, or $0.40 per diluted share for the third quarter of 2009, compared to net income of $11.6 million, or $0.48 per diluted share, in the third quarter of 2008.

Dennis Kakures, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“The continuing challenges of adverse macroeconomic conditions, an unsettled fiscal landscape in California and highly competitive market environments resulted in a 20% reduction in operating income to $17.3 million for the quarter from a year ago. However, we are beginning to see some signs of improvement with various portions of our rental equipment businesses. Despite these positive signs, we anticipate continued overall downward earnings pressure over the next few quarters.

Mobile Modular’s rental revenues decreased by 14% to $22.5 million and operating income declined by 11% to $12.1 million compared to the third quarter of 2008. The lower percentage decrease in operating income compared to rental revenues reflected reduced material and labor costs in our inventory centers and downsized sales and administrative staffing levels, offset by lower gross profit on equipment sales. The significant inventory center cost reductions allowed gross margin on rents to increase to 62% from 60% a year ago. While we believe we are doing a good job managing costs in our modular business, rental revenues softened during the quarter and fleet utilization dropped to 69.5% at quarter end compared to 80.8% a year ago. Our modular rental business continued to be challenged primarily by California’s financial difficulties and their impact on school modernization and other infrastructure project funding, and reduced business activity levels in residential and non-residential construction.

TRS-RenTelco’s rental revenues declined by 23% to $18.5 million and income from operations decreased by 50% to $3.4 million compared to the third quarter of 2008. The higher percentage decrease in operating income compared to rental revenues is primarily related to lower rental revenues and gross profit on equipment sales for the same year over year period. Sequentially, from the second quarter 2009, rental revenues and income from operations were up favorably from $17.8 million and $1.4 million, respectively. The larger increase in income from operations versus rental revenues from the second quarter of 2009 is chiefly related to increased rental revenues from existing underutilized equipment, which resulted in the majority of the rental revenue dropping to the income from operations line, a decrease in depreciation expense, operations staffing reductions and other cost cutting measures. During the quarter, we saw increasing rental revenue levels each month, which reflected increased business activity levels. We also continued to make progress during the quarter in selling lower utilized equipment which supported the reduction in depreciation expense. Improvements in business conditions and operating results over recent months have been encouraging, but we expect a normal seasonal slowdown in the business as year end approaches.

Adler Tanks’ rental revenues and income from operations were $5.0 million and $1.5 million, respectively, during the third quarter. Sequentially, from the second quarter of 2009, rental revenues and income from operations were up favorably from $3.7 million and $0.6 million. Adler experienced higher business activity levels, as measured by units shipped, in all of its regional markets during the third quarter. Average utilization for the quarter increased to approximately 61%, as compared to 53% for the second quarter of 2009. Although the marketplace continues to be very competitive, Adler benefited during the quarter from various larger quantity tank orders. We also expanded into the Florida market late in the third quarter. This is in keeping with our goal to roll out Adler operations to all of our existing modular inventory center locations in 2009 to support future growth. We believe the long-term prospects for Adler Tank Rentals becoming an increasing contributor to McGrath RentCorp’s earnings is very favorable.

Our goals for the balance of 2009 are to continue building our new rental initiatives while managing costs tightly, and paying down debt. Our debt level at the end of the third quarter was $262 million, a reduction of approximately 14% from $305 million at the end of 2008.”

All comparisons presented below are to the quarter ended September 30, 2008 unless otherwise indicated.

MOBILE MODULAR

For the third quarter of 2009, the Company’s Mobile Modular division reported an 11% decrease in income from operations to $12.1 million. Rental revenues decreased 14% to $22.5 million, which resulted in a decrease in gross profit on rental revenues of 11% to $14.0 million. Sales revenues decreased 18% to $10.5 million with gross profit on sales revenues decreasing 12% to $2.6 million due to lower new and used equipment sales revenues, partly offset by higher gross margins on used equipment sales in the third quarter 2009. Selling and administrative expenses decreased 13% to $6.7 million.

TRS-RENTELCO

For the third quarter of 2009, the Company’s TRS-RenTelco division reported a 50% decrease in income from operations to $3.4 million. Rental revenues decreased 23% to $18.5 million, which resulted in a decrease in gross profit on rental revenues of 38% to $6.0 million. Sales revenues decreased 32% to $4.4 million with gross profit on sales decreasing 47% to $1.6 million due to lower new and used equipment sales revenues having lower gross margins in 2009 compared to 2008. Selling and administrative expenses decreased 25% to $4.7 million.

ADLER TANKS

For the third quarter of 2009, the Company’s Adler Tanks division, which was acquired on December 11, 2008, reported income from operations of $1.5 million. Rental revenues were $5.0 million, with gross profit on rental revenues of $3.4 million. Rental related services revenues were $1.7 million, with gross profit on rental related services revenues of $0.4 million. Selling and administrative expenses were $2.3 million.

OTHER THIRD QUARTER HIGHLIGHTS

  Debt decreased $7.1 million during the quarter to $261.5 million, with the Company’s funded debt (notes payable) to equity ratio decreasing from 1.22 to 1 at December 31, 2008 to 1.00 to 1 as of September 30, 2009. As of September 30, 2009, the Company had capacity to borrow an additional $117.5 million under its lines of credit.
  Dividend rate increased 10% to $0.22 per share for the third quarter 2009 compared to the third quarter 2008. On an annualized basis, this dividend represents a 4.4% yield on the November 4, 2009 close price of $19.85.
  Adjusted EBITDA decreased 11% to $33.7 million for the third quarter of 2009. At September 30, 2009, the Company’s ratio of funded debt to the last twelve months actual Adjusted EBITDA was 2.00 to 1 compared to 2.15 to 1 at December 31, 2008. Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization and other non-cash stock-based compensation. A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K and 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Form 10-K and 10-Q and other SEC filings.

FINANCIAL GUIDANCE

The Company is narrowing its previous 2009 full-year earnings guidance range of $1.30 to $1.40 per diluted share to an updated range of $1.30 to $1.35 per diluted share. This forward-looking statement reflects McGrath RentCorp’s expectations as of November 5, 2009. Actual 2009 full-year earnings per share results may be materially different since they are affected by many factors, including those factors outlined in the “forward-looking statements” paragraph at the end of this press release.

ABOUT MCGRATH RENTCORP

Founded in 1979, McGrath RentCorp is a diversified business to business rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, North Carolina, Georgia, Maryland and Virginia. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, the Company purchased the assets of Adler Tank Rentals, a New Jersey based supplier of rental containment solutions for hazardous and nonhazardous liquids and solids with operations today in the Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Also, in 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas. In 2008, the Company also entered the portable storage container rental business in Northern California under the trade name Mobile Modular Portable Storage, and in 2009 expanded this business into Southern California, Texas and Florida. For more information on McGrath RentCorp, visit www.mgrc.com

CONFERENCE CALL NOTE

As previously announced in its press release of October 15, 2009, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 5, 2009 to discuss the third quarter 2009 results. To participate in the teleconference, dial 1-877-941-4774 (in the U.S.), or 1-480-629-9760 (outside the US), or visit the investor relations section of the Company’s website at www.mgrc.com. Telephone replay of the call will be available for 48 hours following the call by dialing 1-800-406-7325 (in the U.S.), or 1-303-590-3030 (outside the U.S.). The pass code for the call replay is 4166332.

FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, regarding McGrath RentCorp’s business strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives are forward looking statements. These forward-looking statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” “hopes,” “goals” or “certain” or the negative of these terms or other variations or comparable terminology. Our anticipation of continued overall downward earnings pressure over the next few quarters, our belief that we are beginning to see signs of improvement with various portions of our rental equipment businesses, our belief that business conditions and operating results over recent months have been improving, our belief that prospects for Adler Tank Rentals becoming a meaningful contributor to McGrath RentCorp’s earnings is very favorable, and our goals of rolling out Adler operations to all of our existing modular inventory center locations in 2009, building new rental initiatives while managing costs tightly, and paying down debt are all forward-looking statements.

Management cautions that forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements including, without limitation, the following: the continuation and deepening of the current recession and financial, budget and credit crises, particularly in California, including the impact on funding for school facility projects and residential and commercial construction sectors, our customers need and ability to rent our products, and the Company’s ability to access additional capital in the current uncertain capital and credit market; changes in state funding for education and the timing and impact of federal stimulus monies; the effectiveness of management’s strategies and decisions, general economic, stock market and business conditions, including in the states and countries where we sell or rent our products; continuing demand for our products; hiring, retention and motivation of key personnel; failure by third parties to manufacture and deliver our products in a timely manner and to our specifications; the cost of and our ability to successfully implement information system upgrades; our ability to finance expansion and to locate and consummate acquisitions and to successfully integrate, expand and operate Adler Tanks and other acquisitions; fluctuations in interest rates and the Company’s ability to manage credit risk; our ability to effectively manage our rental assets; the risk that we may be subject to litigation under environmental, health and safety and product liability laws and claims from employees, vendors and other third parties; fluctuations in the Company’s effective tax rate; changes in financial accounting standards; our failure to comply with internal control requirements; catastrophic loss to our facilities; effect on the Company’s Adler Tanks business from reductions to the price of oil; new or modified statutory or regulatory requirements; success of the Company’s strategic growth initiatives; risks associated with doing business with government entities; seasonality of our businesses; intense industry competition including increasing price pressure; our ability to timely deliver, install and redeploy our rental products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally, including unfavorable exchange rates for the U.S. dollar against our Canadian dollar denominated revenues.

Our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above, those discussed in Part II—Item 1A “Risk Factors” and elsewhere in our Form 10-Q for the quarter ended September 30, 2009 filed with the SEC on November 5, 2009 and in our Form 10-K for the year ended December 31, 2008 filed with the SEC on February 25, 2009, and those that may be identified from time to time in our reports and registration statements filed with the SEC. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions, however these assumptions can be wrong or affected by known or unknown risks and uncertainties. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations.

MCGRATH RENTCORP CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2009	2008	2009	2008

REVENUES
Rental	$45,898	$50,023	$139,353	$147,105
Rental Related Services	9,159	9,354	26,458	24,186
Rental Operations	55,057	59,377	165,811	171,291
Sales	19,875	26,344	41,410	52,518
Other	568	594	1,908	1,874
Total Revenues	75,500	86,315	209,129	225,683

COSTS AND EXPENSES
Direct Costs of Rental Operations
Depreciation of Rental Equipment	14,113	14,648	43,222	42,110
Rental Related Services	6,488	6,805	19,628	17,556
Other	8,486	10,110	25,063	27,791
Total Direct Costs of Rental Operations	29,087	31,563	87,913	87,457
Costs of Sales	14,779	18,298	30,251	35,763
Total Costs of Revenues	43,866	49,861	118,164	123,220
Gross Profit	31,634	36,454	90,965	102,463
Selling and Administrative Expenses	14,300	14,903	45,342	42,677
Income from Operations	17,334	21,551	45,623	59,786
Interest Expense	1,687	2,525	5,523	7,283
Income Before Provision for Income Taxes	15,647	19,026	40,100	52,503
Provision for Income Taxes	6,118	7,458	15,679	20,581
Net Income	$9,529	11,568	$24,421	31,922

Earnings Per Share:
Basic	$0.40	$0.49	$1.03	$1.34
Diluted	$0.40	$0.48	$1.02	$1.33
Shares Used in Per Share Calculation:
Basic	23,752	23,663	23,735	23,761
Diluted	23,876	23,996	23,844	23,997

Cash Dividends Declared Per Share	$0.22	$0.20	$0.66	$0.60

MCGRATH RENTCORP CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
(in thousands)	2009	2008

ASSETS
Cash	$283	$1,325
Accounts Receivable, net of allowance for doubtful accounts of $1,700 in 2009 and $1,400 in 2008	77,649	86,011
Income Taxes Receivable	1,987	7,927

Rental Equipment, at cost:
Relocatable Modular Buildings	502,643	503,678
Electronic Test Equipment	245,972	255,778
Liquid and Solid Containment Tanks and Boxes	73,008	46,288
	821,623	805,744
Less Accumulated Depreciation	(274,261)	(253,506)
Rental Equipment, net	547,362	552,238

Property, Plant and Equipment, net	74,562	76,763
Prepaid Expenses and Other Assets	14,801	18,633
Intangible Assets, net	13,556	14,136
Goodwill	27,661	27,464
Total Assets	$757,861	$784,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes Payable	$261,500	$305,500
Accounts Payable and Accrued Liabilities	47,656	55,471
Deferred Income	27,399	28,055
Deferred Income Taxes, net	159,202	145,590
Total Liabilities	495,757	534,616

Shareholders’ Equity:
Common Stock, no par value -
Authorized -- 40,000 shares
Issued and Outstanding -- 23,764 shares in 2009 and 23,709 shares in 2008	49,227	45,754
Retained Earnings	212,877	204,127
Total Shareholders’ Equity	262,104	249,881
Total Liabilities and Shareholders’ Equity	$757,861	$784,497

MCGRATH RENTCORP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$24,421	$31,922
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	47,611	44,143
Provision for Doubtful Accounts	1,099	1,428
Non-Cash Stock-Based Compensation	2,709	2,831
Gain on Sale of Rental Equipment	(8,024)	(8,790)
Change In:
Accounts Receivable	7,263	(10,284)
Income Taxes Receivable	5,940	—
Prepaid Expenses and Other Assets	3,692	(3,693)
Accounts Payable and Accrued Liabilities	(8,130)	2,305
Deferred Income	(656)	4,765
Deferred Income Taxes	13,612	16,644
Net Cash Provided by Operating Activities	89,537	81,271

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments related to Acquisition of Adler Tanks	(1,488)	—
Purchase of Rental Equipment	(51,375)	(82,557)
Purchase of Property, Plant and Equipment	(1,365)	(12,723)
Proceeds from Sale of Rental Equipment	22,066	21,541
Net Cash Used in Investing Activities	(32,162)	(73,739)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings (Payments) Under Bank Lines of Credit	(32,000)	36,621
Principal Payments on Senior Notes	(12,000)	(12,000)
Proceeds from the Exercise of Stock Options	711	894
Excess Tax Benefit from Exercise and Disqualifying Disposition of Stock Options	58	526
Repurchase of Common Stock	—	(24,418)
Payment of Dividends	(15,186)	(13,835)
Net Cash Used in Financing Activities	(58,417)	(12,212)

Net Decrease in Cash	(1,042)	(4,680)
Cash Balance, beginning of period	1,325	5,090
Cash Balance, end of period	$283	$410

Interest Paid, during the period	$5,554	$6,927
Income Taxes Paid, during the period	$2,016	$3,412
Dividends Declared, not yet paid	$5,228	$4,734
Rental Equipment Acquisitions, not yet paid	$8,545	$5,833

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Three Months Ended September 30, 2009
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$22,478	$18,468	$4,952	$—	$45,898
Rental Related Services	6,860	601	1,698	—	9,159
Rental Operations	29,338	19,069	6,650	—	55,057
Sales	10,471	4,361	—	5,043	19,875
Other	144	415	9	—	568
Total Revenues	39,953	23,845	6,659	5,043	75,500

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,422	9,816	875	—	14,113
Rental Related Services	4,725	478	1,285	—	6,488
Other	5,082	2,692	712	—	8,486
Total Direct Costs of Rental Operations	13,229	12,986	2,872	—	29,087
Costs of Sales	7,906	2,767	—	4,106	14,779
Total Costs of Revenues	21,135	15,753	2,872	4,106	43,866

Gross Profit
Rental	13,974	5,960	3,365	—	23,299
Rental Related Services	2,135	123	413	—	2,671
Rental Operations	16,109	6,083	3,778	—	25,970
Sales	2,565	1,594	—	937	5,096
Other	144	415	9	—	568
Total Gross Profit	18,818	8,092	3,787	937	31,634
Selling and Administrative Expenses	6,733	4,708	2,282	577	14,300
Income from Operations	$12,085	$3,384	$1,505	$360	17,334
Interest Expense					1,687
Provision for Income taxes					6,118
Net Income					$9,529

Other Information
Average Rental Equipment [1]	$477,175	$246,927	$62,933
Average Monthly Total Yield [2]	1.57%	2.49%	2.62%
Average Utilization [3]	71.1%	60.4%	61.4%
Average Monthly Rental Rate [4]	2.21%	4.13%	4.27%

[1] Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
[2] Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
[3] Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
[4] Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Three Months Ended September 30, 2008
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$26,125	$23,898	—	$—	$50,023
Rental Related Services	8,761	593	—	—	9,354
Rental Operations	34,886	24,491	—	—	59,377
Sales	12,782	6,402	—	7,160	26,344
Other	129	465	—	—	594
Total Revenues	47,797	31,358	—	7,160	86,315

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,388	11,260	—	—	14,648
Rental Related Services	6,287	518	—	—	6,805
Other	7,031	3,079	—	—	10,110
Total Direct Costs of Rental Operations	16,706	14,857	—	—	31,563
Costs of Sales	9,857	3,413	—	5,028	18,298
Total Costs of Revenues	26,563	18,270	—	5,028	49,861

Gross Profit
Rental	15,706	9,559	—	—	25,265
Rental Related Services	2,474	75	—	—	2,549
Rental Operations	18,180	9,634	—	—	27,814
Sales	2,925	2,989	—	2,132	8,046
Other	129	465	—	—	594
Total Gross Profit	21,234	13,088	—	2,132	36,454
Selling and Administrative Expenses	7,715	6,274	—	914	14,903
Income from Operations	$13,519	$6,814	—	$1,218	21,551
Interest Expense					2,525
Provision for Income taxes					7,458
Net Income					$11,568

Other Information
Average Rental Equipment [1]	$465,965	$257,874	—
Average Monthly Total Yield [2]	1.87%	3.09%	—
Average Utilization [3]	81.1%	68.6%	—
Average Monthly Rental Rate [4]	2.30%	4.50%	—

[1] Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
[2] Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
[3] Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
[4] Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Nine Months Ended September 30, 2009
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$70,867	$55,769	$12,717	$—	$139,353
Rental Related Services	20,393	1,498	4,567	—	26,458
Rental Operations	91,260	57,267	17,284	—	165,811
Sales	20,951	14,599	54	5,806	41,410
Other	449	1,435	24	—	1,908
Total Revenues	112,660	73,301	17,362	5,806	209,129

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	10,264	30,622	2,336	—	43,222
Rental Related Services	14,856	1,434	3,338	—	19,628
Other	14,834	8,364	1,865	—	25,063
Total Direct Costs of Rental Operations	39,954	40,420	7,539	—	87,913
Costs of Sales	15,383	9,972	37	4,859	30,251
Total Costs of Revenues	55,337	50,392	7,576	4,859	118,164

Gross Profit (Loss)
Rental	45,769	16,783	8,516	—	71,068
Rental Related Services	5,537	64	1,229	—	6,830
Rental Operations	51,306	16,847	9,745	—	77,898
Sales	5,568	4,627	17	947	11,159
Other	449	1,435	24	—	1,908
Total Gross Profit	57,323	22,909	9,786	947	90,965
Selling and Administrative Expenses	20,994	16,124	6,266	1,958	45,342
Income (Loss) from Operations	$36,329	$6,785	$3,520	$(1,011)	45,623
Interest Expense					5,523
Provision for Income taxes					15,679
Net Income					$24,421

Other Information
Average Rental Equipment [1]	$476,997	$249,797	$55,255
Average Monthly Total Yield [2]	1.65%	2.48%	2.56%
Average Utilization [3]	74.8%	60.6%	60.4%
Average Monthly Rental Rate [4]	2.21%	4.09%	4.23%

[1] Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
[2] Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
[3] Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
[4] Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Nine Months Ended September 30, 2008
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$77,317	$69,788	—	$—	$147,105
Rental Related Services	22,691	1,495	—	—	24,186
Rental Operations	100,008	71,283	—	—	171,291
Sales	20,515	18,371	—	13,632	52,518
Other	433	1,441	—	—	1,874
Total Revenues	120,956	91,095	—	13,632	225,683

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	9,876	32,234	—	—	42,110
Rental Related Services	16,178	1,378	—	—	17,556
Other	19,059	8,732	—	—	27,791
Total Direct Costs of Rental Operations	45,113	42,344	—	—	87,457
Costs of Sales	15,333	11,367	—	9,063	35,763
Total Costs of Revenues	60,446	53,711	—	9,063	123,220

Gross Profit
Rental	48,382	28,822	—	—	77,204
Rental Related Services	6,513	117	—	—	6,630
Rental Operations	54,895	28,939	—	—	83,834
Sales	5,182	7,004	—	4,569	16,755
Other	433	1,441	—	—	1,874
Total Gross Profit	60,510	37,384	—	4,569	102,463
Selling and Administrative Expenses	21,779	18,604	—	2,294	42,677
Income from Operations	$38,731	$18,780	—	$2,275	59,786
Interest Expense					7,283
Provision for Income taxes					20,581
Net Income					$31,922

Other Information
Average Rental Equipment [1]	$457,707	$247,178	—
Average Monthly Total Yield [2]	1.88%	3.14%	—
Average Utilization [3]	81.8%	68.8%	—
Average Monthly Rental Rate [4]	2.29%	4.56%	—

[1] Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
[2] Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
[3] Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
[4] Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with generally accepted accounting principles (“GAAP”), the Company presents Adjusted EBITDA which is defined by the Company as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance and evaluate the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including stock-based compensation, is useful in measuring the Company’s cash available to operations and the performance of the Company. Because we find Adjusted EBITDA useful the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP in the United States or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non−GAAP measures used by other companies. Unlike EBITDA which may be used by other companies or investors, Adjusted EBITDA does not include stock-based compensation charges and income from the minority interest in the Company’s Enviroplex subsidiary. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Since Adjusted EBITDA is a non-GAAP financial measure as defined by the Securities and Exchange Commission, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States.

Reconciliation of Net Income to Adjusted EBITDA
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2009	2008	2009	2008	2009	2008
Net Income	$9,529	$11,568	$24,421	$31,922	$33,702	$44,042
Minority Interest in Loss of Subsidiary	—	—	—	—	—	(13)
Provision for Income Taxes	6,118	7,458	15,679	20,581	21,595	28,503
Interest	1,687	2,525	5,523	7,283	8,216	9,887
Income from Operations	17,334	21,551	45,623	59,786	63,513	82,419
Depreciation and Amortization	15,571	15,395	47,611	44,143	63,884	58,212
Non-Cash Stock-Based Compensation	756	912	2,709	2,831	3,645	3,709
Adjusted EBITDA [1]	$33,661	$37,858	$95,943	$106,760	$131,042	$144,340

Adjusted EBITDA Margin [2]	45%	44%	46%	47%	46%	49%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2009	2008	2009	2008	2009	2008
Adjusted EBITDA [1]	$33,661	$37,858	$95,943	$106,760	$131,042	$144,340
Interest Paid	(1,284)	(1,868)	(5,554)	(6,927)	(8,700)	(10,273)
Income Taxes Paid	(6,419)	(997)	(2,016)	(3,412)	(3,185)	(8,422)
Gain on Sale of Rental Equipment	(2,822)	(3,966)	(8,024)	(8,790)	(10,419)	(11,574)
Change in certain assets and liabilities:
Accounts Receivable, net	(10,893)	(7,200)	8,362	(8,856)	3,877	3,114
Income Taxes Receivable	5,940	—	5,940	—	5,940	—
Prepaid Expenses and Other Assets	3,064	(1,587)	3,692	(3,693)	4,910	(2,415)
Accounts Payable and Other Liabilities	(4,420)	3,983	(8,150)	1,424	(10,153)	4,805
Deferred Income	7,044	9,691	(656)	4,765	(6,314)	2,399
Net Cash Provided by Operating Activities	$23,871	$35,914	$89,537	$81,271	$106,998	$121,974

[1] Adjusted EBITDA is defined as net income before minority interest in income of subsidiary, interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.

[2] Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

CONTACT:
McGrath RentCorp
Keith E. Pratt, 925-606-9200
Chief Financial Officer